     As filed with the Securities and Exchange Commission on August 24, 2001
                                                     Registration No.  333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                         QUERYOBJECT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   94-3087939
                                  (IRS Employer
                             Identification Number)

                      ------------------------------------

                         One Expressway Plaza, Suite 208
                          Roslyn Heights New York 11577
                           (516) 228-8500 (Telephone)
                           (516) 228-8584 (Telecopier)
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                      ------------------------------------

                                 Daniel M. Pess
                         QueryObject Systems Corporation
                         One Expressway Plaza, Suite 208
                          Roslyn Heights New York 11577
                                 (516) 228-8500
            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)

                                    Copy to:
                              David J. Adler, Esq.
                          Kenneth A. Schlesinger, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                      ------------------------------------

            Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

            If the only  securities  being  registered  on this  Form are  being offered pursuant to dividend or interest  reinvestment  plans,  please check the
following box. |_|

            If any of the  securities  being  registered  on this Form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933,  other than  securities  offered only in connection with
dividend or interest reinvestment plans, check the following box. |X|

            If this  Form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act  registration  statement number of
the earlier effective registration statement for the same offering. |_|

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(c) under the  Securities  Act of 1933,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering. |_|

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                 Proposed           Proposed
                                              Amount              Maximum            Maximum
       Title of Each Class of                  to be           Offering Price        Aggregate            Amount of
     Securities to be Registered           Registered (1)         Per Share       Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock issued in a private             4,444,445             $0.25(2)       $1,111,111.25             $277.78
placement consummated in
August 2001 (the "2001 Private
Placement")
------------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon the               8,888,889             $0.395(3)      $3,511,111.16             $877.78(3)
exercise of Warrants issued in the
2001 Private Placement (the
"2001 Warrants")
------------------------------------------------------------------------------------------------------------------------
TOTAL                                       13,333,334                            $4,622,222.41           $1,155.56
========================================================================================================================

(1)         In the event of a stock split, stock dividend or similar transaction involving  the Common  Stock,  the  shares  registered  hereby  will automatically  be increased  pursuant to Rule 416 of the  Securities
            Act of 1933,  as  amended  (the  "Securities  Act"),  to  cover  the additional  shares of Common  Stock  required  to prevent  dilution.
            Pursuant  to  Rule  416,  the  number  of  shares  to be  registered hereunder is subject to adjustment and could be greater or less than
            such  estimated   amount  depending  upon  factors  that  cannot  be
            predicted by QueyObject Systems  Corporation (the "Company") at this time,  including,  among others,  stock splits,  stock dividends and similar  transactions  and the  effect of  anti-dilution  provisions contained in the 2001 Warrants.

(2)         Estimated in  accordance  with Rule 457(c) solely for the purpose of calculating the  registration fee based upon the high and low prices of the Company's Common Stock, $.003 par value (the "Common Stock"), on the American Stock Exchange on August 23, 2001.

                                       -2-

(3)         The exercise price of the 2001 Warrants is $0.395.  Pursuant to Rule
            457(g),  the  registration  fee for the common stock underlying such securities is calculated on the basis of the exercise price thereof.

                              --------------------

            The  Registrant  hereby amends this  Registration  Statement on such date or  dates as may be  necessary  to  delay  its  effective  date  until  the
Registrant shall file a further  amendment which  specifically  states that this
Registration  Statement  shall  thereafter  become  effective in accordance with
Section 8(a) of the Securities  Act or until the  Registration  Statement  shall become effective on such date as the Securities and Exchange Commission,  acting pursuant to said Section 8(a) may determine.

                              --------------------

                                       -3-

THIS PROSPECTUS AND THE INFORMATION  CONTAINED  HEREIN ARE SUBJECT TO COMPLETION
OR  AMENDMENT.  THESE  SECURITIES  MAY NOT BE SOLD  NOR MAY AN  OFFER  TO BUY BE
ACCEPTED PRIOR TO THE TIME THE  PROSPECTUS IS DELIVERED IN FINAL FORM.  UNDER NO
CIRCUMSTANCES SHALL THIS PROSPECTUS  CONSTITUTE AN OFFER TO SELL OR SOLICITATION
OF AN OFFER TO BUY NOR  SHALL  THERE  BE ANY  SALE OF  THESE  SECURITIES  IN ANY
JURISDICTION  IN WHICH SUCH OFFER,  SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO  REGISTRATION  OR  QUALIFICATION  UNDER  THE  SECURITIES  LAWS  OF  ANY  SUCH
JURISDICTION.

                  SUBJECT TO COMPLETION DATED AUGUST 24, 2001

PROSPECTUS
                        13,333,334 SHARES OF COMMON STOCK

                         QUERYOBJECT SYSTEMS CORPORATION

            The selling stockholders listed on pages 14 to 15 of this prospectus are offering and selling up to 13,333,334  shares of our common  stock.  Of such shares,  4,444,445 were issued in the private placement we consummated in August
2001,  and the  remaining  8,888,889  shares are  issuable  upon the exercise of warrants issued in that private placement. We will not receive any proceeds from the sale of such stock by the selling  stockholders.  We will, however,  receive the exercise price of the warrants at the time their holders may exercise them.

            Our common  stock is listed  under the symbol  "OBJ" on the American
Stock Exchange.  The last reported sale price on the American Stock Exchange for our common stock on August 23, 2001 was $0.25 per share.

--------------------------------------------------------------------------------

THIS  INVESTMENT  INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON PAGES 6
THROUGH 11 OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                The date of this Prospectus is _________, 2001.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................4

RISK FACTORS...................................................................6

            We will need further financing to continue our operations.

            We have had a history of operating losses and project future losses.
The report of our independent  accountants on our financial statements expresses doubt about our ability to continue as a going concern.

            Our  revenues  depend  on  sales  of  QUERYOBJECT   SYSTEM  and  the
successful development of the IQO application service offering. We are uncertain whether there will be broad market acceptance of these products.

            We are seeking to develop  additional  strategic  relationships with indirect  channel  partners to increase  sales,  but we may be unable to attract effective  partners  and we will have  lower  gross  margins  for sales  through indirect channel partners.

            We are  dependent on a few  significant  customers and the loss of a single customer could adversely affect our business.

            We are dependent on sales to our customers  located in Italy and the loss of these customers could adversely affect our business.

            We are  dependent on a few key  personnel and we need to attract and retain highly qualified technical, sales, marketing,  development and management personnel.

            We lack  proprietary  technology  protection of our products and may risk infringement upon technology developed by others.

            We can give no assurances that our forward  looking  statements will be correct.

            We have a significant  amount of authorized  but unissued  preferred stock, which may affect the likelihood of a change of control in our company.

            The terms of the private placement we consummated in August 2001 may require us to issue additional warrants.

                                       -2-

            We have a significant  number of  outstanding  warrants and options, the exercise of which would dilute the  then-existing  stockholders'  percentage ownership of our common stock.

                                       -3-

                               PROSPECTUS SUMMARY

                         QUERYOBJECT SYSTEMS CORPORATION

            We develop and market  proprietary  business  intelligence  software solutions that enable business managers to leverage  existing  corporate data in making strategic decisions. We have realized limited sales of our products.

            Through  the  evolution  of  technology,   businesses  operating  in
transaction  intensive  industries,  such  as  telecommunications,   healthcare,
insurance and financial services,  have dramatically  increased their ability to gather and store large amounts of data generated from various sources. Contained within the accumulated  data is information  that, if extracted  effectively and efficiently,  can be used to  enhance  strategic  corporate  development.  While companies have invested heavily in capturing data, they have only begun to focus significant resources on the management and analysis of such data; consequently, the data gathering and analysis industry is experiencing  significant growth. We developed our software  products in response to the growing  recognition  of the strategic  value of analyzing these  increasing  volumes of data. We believe our
QUERYOBJECT  SYSTEM is a highly  scalable and  efficient  solution for providing business  intelligence  applications and users with all the relevant information from corporate data. QUERYOBJECT SYSTEM is designed as a powerful OLAP (On- Line
Analytical  Processing)  data  mart  solution  that  transforms  mainframe  size databases into highly compact and portable mathematical representations that fit onto standard PC laptops.

            In March  1999,  we formed  INTERNETQueryObject  Corporation,  which sells application services.  IQO has developed the CustomerView  application,  a turnkey analytical application for the retail industry. We have realized limited sales of IQO's application services.

            Our principal executive offices are located at One Expressway Plaza,
Suite  208,  Roslyn  Heights,  New York  11577.  Our  telephone  number is (516)
228-8500.

FINANCIAL CONDITION AND RECENT DEVELOPMENTS

            Investors in our common stock should be aware of the following  with respect to our financial condition:

            o    We  have  incurred  significant   operating  losses  since  our
                 inception  in  February  1989.  At  June  30,  2001,  we had an
                 accumulated deficit of $56,785,566.

            o    We  have  incurred  negative  cash  flows  from  our  operating activities.

            o    The independent accountants' report on our financial statements for the year ended  December 31, 2000 states that our recurring losses from  operations  and negative cash flow from  operating
                 activities  raise   substantial  doubt  about  our  ability  to
                 continue as a going concern.

            As a result of our financial condition,  in April 2001 we decided to reduce our operating expenses to conserve cash. Between April and August 1, 2001 we reduced our full time employees

                                       -4-

by 48%,  which also enabled us to eliminate the expenses  associated  with these
employees  (i.e.,  travel  expenses,   employee  benefits,  etc.).  The  Company
estimates  that  these  reductions   should  result  in  an  annual  savings  of
approximately $3,500,000 per year.

                                       -5-

                                  RISK FACTORS

            AN INVESTMENT IN THE SHARES  OFFERED BY THIS  PROSPECTUS  INVOLVES A
HIGH DEGREE OF RISK. YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS,
AS  WELL  AS  INFORMATION  CONTAINED  AND  INCORPORATED  BY  REFERENCE  IN  THIS
PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

WE WILL NEED FURTHER FINANCING TO CONTINUE OUR OPERATIONS.

            We have had a limited  operating  history as a software  product and application  services  company,  have not made significant sales of our products and services and our revenues are difficult to predict.  Our total  revenues for the six months  ended June 30,  2001 and the year ended  December  31, 2000 were
$1,094,742 and $1,715,841, respectively. In August 2001, we received proceeds of approximately  $1,200,000 from the consummation of a private placement of common stock,  of  which  $500,000  was  used to  repay  loans  we  received  from  our stockholders in July 2001.  However,  given our continued  operating  losses, we anticipate that, even with the proceeds from the private placement, our cash and
cash  equivalent   balance  will  be  insufficient  to  satisfy  our  cash  flow requirements  through  December 31, 2001.  Accordingly,  we will need additional financing  to  continue  operations.  We  cannot  predict  whether  we  would be successful in raising  additional  funds. We have no commitments,  agreements or understandings  regarding  additional  financings and we may be unable to obtain additional financing on satisfactory terms or at all.

WE HAVE HAD A HISTORY OF OPERATING LOSSES AND PROJECT FUTURE LOSSES. THE REPORT
OF OUR INDEPENDENT ACCOUNTANTS ON OUR FINANCIAL STATEMENTS EXPRESSES DOUBT ABOUT
OUR ABILITY TO CONTINUE AS A GOING CONCERN.

            At June 30, 2001, our accumulated  deficit was $56,785,566.  For the six months ended June 30, 2001 and the fiscal year ended  December 31, 2000,  we incurred  net  losses  of  $5,207,153  and  $10,240,366,  respectively.  We have incurred  a net  loss in each  year of our  existence,  and  have  financed  our operations  primarily  through sales of equity and debt securities.  Our expense levels are high and our  revenues  are  difficult  to predict.  The  independent accountants' report on our financial  statements for the year ended December 31,
2000 states that our  recurring  losses from  operations  and negative cash flow from operating  activities raise substantial doubt about our ability to continue as a going concern.

            We expect to incur net losses  for the  foreseeable  future.  We may never achieve or sustain significant revenues or profitability on a quarterly or annual  basis in the future.  Our future  operating  results will depend on many factors, including:

           o     product demand
           o     product and price competition in our industry
           o     our   success  in   expanding   our  direct   sales  force  and
                 establishing indirect channel partners

                                       -6-

           o     our ability to develop and market  products that keep pace with technological developments and emerging industry standards
           o     the  percentage  of our revenues  that is derived from indirect channel partners
           o     our ability to control costs

OUR  REVENUES  DEPEND  ON  SALES  OF  QUERYOBJECT   SYSTEM  AND  THE  SUCCESSFUL
DEVELOPMENT OF THE IQO APPLICATION  SERVICE  OFFERING.  WE ARE UNCERTAIN WHETHER
THERE WILL BE BROAD MARKET ACCEPTANCE OF THESE PRODUCTS.

            Substantially  all of our  revenue  for the  foreseeable  future  is expected to be derived from sales of QUERYOBJECT SYSTEM and from our subsidiary,
IQO.  Through June 30, 2001,  we had software  product  revenue from the sale of
only  55  QUERYOBJECT  SYSTEMS,   including  those  sold  pursuant  to  reseller
agreements  for the resellers' own use. Our future  financial  performance  will depend upon customer acceptance of the QUERYOBJECT SYSTEM and the development of new and enhanced versions of the product, such as the IQO service offering, that meet an expanding  range of customer  requirements.  If we fail to achieve broad market acceptance of QUERYOBJECT SYSTEM or fail to successfully  develop the IQO or other service offerings and achieve broad market  acceptance,  we will not be able to continue operating.

WE ARE  SEEKING TO DEVELOP  ADDITIONAL  STRATEGIC  RELATIONSHIPS  WITH  INDIRECT
CHANNEL  PARTNERS TO INCREASE SALES,  BUT WE MAY BE UNABLE TO ATTRACT  EFFECTIVE
PARTNERS AND WE WILL HAVE LOWER GROSS MARGINS FOR SALES THROUGH INDIRECT CHANNEL
PARTNERS.

            As part of our  sales  and  marketing  efforts,  we are  seeking  to develop additional strategic  relationships with indirect channel partners, such as original equipment  manufacturers and value-added resellers,  to increase the number of our customers.  We currently are investing,  and intend to continue to invest,  significant resources to develop indirect channel partners. Our results of operations  will be adversely  affected if we are unable to attract  indirect channel partners to market our products  effectively and provide timely and cost effective customer support and service. If we successfully sell products through these sales channels,  the lower unit prices we expect to receive for such sales will result in our gross margins being lower than if we had sold those  products through our direct sales force.

WE ARE  DEPENDENT  ON A FEW  SIGNIFICANT  CUSTOMERS  AND THE  LOSS  OF A  SINGLE
CUSTOMER COULD ADVERSELY AFFECT OUR BUSINESS.

            For the six  months  ended June 30,  2001 and the fiscal  year ended
December 31, 2000, two customers and five customers, respectively, accounted for
87% and 73% of our total revenues,  respectively. We have no long-term contracts with any of these  customers  and we are unsure if we will  realize  significant future  revenues from any of them. We also expect for the  foreseeable  future a relatively small number of customers and value-added  resellers will account for a significant  percentage of our revenues.  The loss of any such customer  would have a material adverse effect on our operating results and financial condition.

                                       -7-

WE ARE  DEPENDENT  ON SALES TO OUR  CUSTOMERS  LOCATED  IN ITALY AND THE LOSS OF
THESE CUSTOMERS COULD ADVERSELY AFFECT OUR BUSINESS.

            For the six months  ended June 30,  2001,  our  international  sales accounted for 37% of our total revenue,  of which sales to our Italian customers accounted for 35% of our total revenue.  We have no long-term contracts with any of these  customers  and we are  unsure if we will  realize  significant  future revenues from any of them.  The loss of any such customer  would have a material adverse effect on our operating results and financial condition.

            In  January   2001,   we  shifted  our  strategy   with  respect  to
international sales to pursue a partner  distribution model rather than a direct sales model.  We are unsure whether this new approach will enable us to increase our  international  sales. We anticipate that expanded  international  sales, if any, will continue to be denominated in U.S.  dollars.  An increase in the value of the U.S. dollar relative to foreign  currencies  could make our products more expensive and,  therefore,  potentially  less  competitive in those markets.  In addition,  there are certain risks inherent in international business activities including:

           o     unexpected changes in regulatory requirements
           o     tariffs and other trade barriers
           o     costs of localizing products for foreign countries
           o     longer accounts receivable payment cycles

WE ARE DEPENDENT ON A FEW KEY PERSONNEL AND WE NEED TO ATTRACT AND RETAIN HIGHLY
QUALIFIED TECHNICAL, SALES, MARKETING, DEVELOPMENT AND MANAGEMENT PERSONNEL.

            Our  future  performance   depends  in  significant  part  upon  the
continued service of key technical,  sales and senior management personnel.  The loss of the services of one or more of our key employees,  in particular  Robert
Thompson, our Chief Executive Officer,  Joseph M. Valley, Jr., our President and
Chief Operating Officer, and Daniel M. Pess, our Chief Financial Officer,  could have a material adverse effect on our business,  operating results and financial condition.  We have  employment  agreements  with Mr. Thompson and Mr. Pess that expire in December 2001 and an employment agreement with Mr. Valley that expires in  October  2001.  We are  currently  negotiating  to  extend  the  term of the employment  agreements of Messrs.  Thompson,  Pess and Valley.  We are uncertain whether  we will  be  successful  in  extending  any or all of  such  employment agreements.

            Our  future  success  also  depends  on our  continuing  ability  to
attract,  train  and  retain  highly  qualified  technical,   sales,  marketing,
development and managerial personnel. Competition for such personnel is intense, and we may be unable to retain key technical,  sales, development and managerial employees or attract,  assimilate  or retain other highly  qualified  technical, sales,  development and managerial  personnel in the future. If we are unable to hire such  personnel on a timely  basis,  our  business,  operating  results and financial condition could be materially adversely affected.

                                       -8-

WE  LACK  PROPRIETARY  TECHNOLOGY  PROTECTION  OF  OUR  PRODUCTS  AND  MAY  RISK
INFRINGEMENT UPON TECHNOLOGY DEVELOPED BY OTHERS.

            We rely primarily on a combination of trade secrets, confidentiality agreements and contractual provisions to protect our proprietary technology.  We license  rather  than sell our  software  and  require  licensees  to enter into license agreements that impose certain  restrictions on their ability to utilize the software.  In addition,  we seek to avoid  disclosure of our trade  secrets, including  but not  limited  to  requiring  those  persons  with  access  to our proprietary  information to execute  confidentiality  agreements and restricting access to our source code. These steps afford only limited protection.  While we have applied for a patent for our Internet streaming  technology,  we are unable to predict  whether we will receive such patent and we have no other  patents or patent  applications  pending.  Despite our  efforts to protect our  proprietary rights,  unauthorized  parties  may attempt to copy  aspects of our  products or obtain and use information that we regard as proprietary.  Policing unauthorized use of our products may be difficult and costly,  and software piracy may become a persistent  problem.  In addition,  the laws of some foreign  countries do not protect our  proprietary  rights to as great an extent as the laws of the United
States.  We are  unable to  predict  whether we have  adequately  protected  our proprietary  rights  or if  competitors  will  independently  develop  the  same technology.

            From time to time,  third parties may assert  patent,  copyright and other  intellectual  property  claims  against  us. If we are  unable to license protected  technology  that may be used in our products,  we could be prohibited from manufacturing and marketing such products.  We also could incur substantial costs to redesign our  products,  to defend any legal action taken against us or to pay  damages  to any  infringed  party.  Litigation,  which  could  result in substantial cost to and diversion of our resources,  may be necessary to enforce our  other  intellectual  property  rights  or  to  defend  us  against  claimed infringement of the rights of others.

WE CAN GIVE NO ASSURANCES THAT OUR FORWARD LOOKING STATEMENTS WILL BE CORRECT.

            Certain forward-looking  statements,  including statements regarding our expected financial  position,  business and financing plans are contained in this  prospectus or are  incorporated  in documents  annexed as exhibits to this prospectus.  These forward-looking  statements reflect our views with respect to future events and financial performance. The words, "believe," "expect," "plans"
and "anticipate" and similar expressions  identify  forward-looking  statements.
Although we believe  that the  expectations  reflected  in such  forward-looking statements are reasonable,  we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such  expectations are disclosed in this prospectus.  All subsequent written and oral  forward-looking  statements  attributable to us are expressly qualified in their entirety by the cautionary  statements.  We caution readers not to place undue reliance on these forward-looking  statements,  which speak only as of their dates.  We undertake no obligations to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise.

                                       -9-

WE HAVE A SIGNIFICANT  AMOUNT OF AUTHORIZED BUT UNISSUED  PREFERRED STOCK, WHICH
MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

            Our Board of Directors has the authority,  without further action by the  stockholders,  to issue up to 4,000,000  shares of preferred  stock on such terms and with such rights,  preferences and  designations,  including,  without limitation  restricting  dividends on our common  stock,  dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our  common  stock,  as  the  Board  may  determine  without  any  vote  of  the stockholders.  Issuance  of such  preferred  stock,  depending  upon the rights, preferences and designations thereof may have the effect of delaying,  deterring or  preventing  a  change  in  control.  In  addition,  certain  "anti-takeover"
provisions of the Delaware  General  Corporation  Law,  among other things,  may restrict  the  ability  of our  stockholders  to  authorize  a merger,  business combination or change of control.

THE TERMS OF THE PRIVATE  PLACEMENT WE CONSUMMATED IN AUGUST 2001 MAY REQUIRE US
TO ISSUE ADDITIONAL WARRANTS.

            Under the terms of the private  placement we  consummated  in August
2001,  if the  registration  statement of which the  prospectus is a part is not declared effective by November 8, 2001, then for each month or part thereof that the  registration  statement is not declared  effective,  until June 8, 2003, we must issue the selling stockholders  additional warrants to purchase a number of shares of our common  stock equal to 5% of the number of warrants  purchased  by the selling stockholders in the private placement.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING  WARRANTS AND OPTIONS,  THE EXERCISE
OF WHICH WOULD DILUTE THE THEN-EXISTING  STOCKHOLDERS'  PERCENTAGE  OWNERSHIP OF
OUR COMMON STOCK.

            As of August 20, 2001,  we have  outstanding  options to purchase an aggregate of 5,230,604 shares of our common stock at a weighted average exercise price of $2.18 per share and  outstanding  warrants to purchase an  aggregate of
33,725,083  shares of our common stock at a weighted  average  exercise price of
$0.68 per share.  The  outstanding  warrants  include  (i)  warrants to purchase
4,100,000  shares of our common stock,  the exercise  price of which was reduced from $0.925 per share to $0.485 per share under the terms of this issuance, (ii)
warrants to purchase  5,011,116  shares of our common stock at an exercise price of $0.485  per share and (iii)  warrants  to  purchase  8,888,889  shares of our common stock at an exercise  price of $0.395 per share issued in the August 2001 private placement.

            The  exercise  of all  of  the  outstanding  warrants  and  options, including the exercise of warrants by the selling stockholders, would dilute the then-existing  stockholders' percentage ownership of common stock, and any sales in the public  market of the common  stock  issuable  upon such  exercise  could adversely affect prevailing market prices for the common stock. In addition, the existence  of a  significant  amount of  outstanding  options and  warrants  may encourage short selling by selling stockholders or others,  because the exercise of the  outstanding  options and warrants  could depress the price of our common stock.  Moreover,  the terms  upon  which we would be able to obtain  additional equity  capital  could  be  adversely  affected,  because  the  holders  of such securities can be

                                      -10-

expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed  capital on terms more  favorable  than those provided by such securities.

                                 USE OF PROCEEDS

            The shares of common stock offered  hereby are being  registered for the account of the selling  stockholders named in this prospectus.  See "Selling
Stockholders."  All net  proceeds  from the sale of the common  stock will go to those selling  stockholders who sell their shares.  We will not receive any part of the proceeds from such sales of common stock. We will,  however,  receive the exercise  price of any warrants  that may be  exercised.  If all of the warrants were  exercised,  we  would  realize  proceeds  in  the  approximate  amount  of
$3,511,000.  Such proceeds would be contributed to working  capital and would be used for general corporate purposes.

                             ADDITIONAL INFORMATION

            We have filed  with the  Securities  and  Exchange  Commission  (the
"SEC") a  registration  statement  on Form S-3 under the  Securities  Act,  with respect  to the  resale  of the  common  stock  that  was  the  subject  of this prospectus.  This  prospectus,  which  constitutes  a part of that  registration statement,  does not contain all the information  contained in that registration statement and its exhibits.  For further  information with respect to us and our common stock,  you should consult the  registration  statement and its exhibits.
Statements  contained  in  this  prospectus  concerning  the  provisions  of any documents are necessarily  summaries of those  documents,  and each statement is qualified in its  entirety by  reference to the copy of the document  filed with the  SEC.  The  registration  statement  and  any of its  amendments,  including exhibits  filed as a part of the  registration  statement or an amendment to the registration  statement,  are available for  inspection and copying as explained under "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other  information  with the SEC.  You may read and copy any document we file at the SEC's  public  reference  room in  Washington,  D.C.  Please call the SEC at
1-800-SEC-0330  for further  information on the public  reference  room. Our SEC
filings  are  also   available  to  the  public  from  the  SEC's  Web  site  at
"http://www.sec.gov."

            The SEC allows us to  "incorporate  by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information  incorporated by reference is considered to be part of this  prospectus,  and  information  that we file later with  the SEC  will  automatically  update  and  replace  this  information.  We incorporate  by reference the documents  listed below and any future  filings we will  make  with  the SEC  under  Sections  13(a),  13(c),  14 or  15(d)  of the
Securities Exchange Act of 1934:

                                      -11-

            (1)   Our Annual  Report on Form 10-KSB for the year ended  December
                  31, 2000, as amended;

            (2)   Our  Quarterly  Report on Form  10-QSB for the  quarter  ended
                  March 31, 2001, as amended.

            (3)   Our Quarterly Report on Form 10-QSB for the quarter ended June
                  30, 2001.

            (4)   Our Application  for  Registration of our common stock on Form
                  8-A dated November 7, 1997, as amended on September 11, 2000.

            You may  request a copy of the  filings,  at no cost,  by writing or telephoning the following address:

                  QueryObject Systems Corporation
                  One Expressway Plaza, Suite 208,
                  Roslyn Heights, New York 11577
                  Attention: Chief Financial Officer
                  (516) 228-8500

            When you are deciding  whether to purchase the shares being  offered by this  prospectus,  you should rely only on the  information  incorporated  by reference  or  provided  in this  prospectus  or any  supplement.  We  have  not authorized  anyone else to provide you with  different  information.  We are not making  any offer of the shares in any state  where the offer is not  permitted.
You should not assume that the  information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                              SELLING STOCKHOLDERS

            The following table of selling  stockholders  includes the number of shares of common  stock  beneficially  owned by the  selling  stockholders,  the maximum  number of shares of  common  stock to be sold in this  offering  by the selling stockholders and the number of shares of common stock to be beneficially owned by the selling  stockholders  after this offering  (assuming  sale of such maximum  number of shares).  No such  selling  stockholder  has been an officer, director or employee of QueryObject for the past three years. Currently, we have
26,417,213  shares of common stock issued and outstanding.  The number of shares to be sold by the selling stockholders includes 8,888,889 shares of common stock issuable  upon the exercise of warrants.  If all such warrants are exercised and we issue no additional  shares of common stock and do not  repurchase any shares of common stock,  we would have 35,306,102  shares of common stock  outstanding.
The shares issuable upon the exercise of outstanding  options and warrants would constitute 25.2% of our outstanding common stock.

            In August 2001, we consummated the private  placement of units, each unit  consisting  of one share of common stock and two  redeemable  common stock purchase  warrants (the "2001 Private  Placement").  The shares  offered are the shares of common

                                      -12-

stock  issued in the 2001 Private  Placement  and common  stock  underlying  the warrants issued in the 2001 Private Placement.  In the 2001 Private Placement we
sold  4,444,445  units at the closing at a per-unit  purchase price of $0.27 per unit and the exercise  price of the warrants was $0.395 per share.  The per-unit purchase price was based on the average of the closing sales price of our common stock in the five-day period ended two days prior to the closing.

            In addition to issuing shares upon the exercise of warrants, we have the following obligations to the selling stockholders:

            o    We must  file  with the SEC on or  before  September  5, 2001 a registration  statement  relating  to the  resale of the common stock (i)  purchased  in the 2001  Private  Placement  and (ii)
                 underlying   the   warrants   purchased  in  the  2001  Private
                 Placement.   This  Registration   Statement  must  be  declared
                 effective by the SEC no  later than  November 8, 2001.  If this
                 Registration  Statement is not  declared  effective by November
                 8,  2001,  then  for  each  month or  part  thereof  that  this
                 Registration  Statement is not declared  effective,  until June
                 8,  2003,  we must issue  the selling  stockholders  additional warrants  to  purchase a number of shares of our  common  stock equal to 5% of the number of warrants  purchased by the selling stockholders in the private placement.

            o    With respect to the registration  statement,  we have agreed to indemnify the selling  shareholders  against certain  expenses, claims,  losses,  damages and liabilities (or action in respect thereof).  We will pay the expenses of  registering  the shares under the Securities  Act,  including  registration  and filing fees, blue sky expenses,  printing  expenses,  accounting fees, administrative expenses and our own counsel fees.

            A selling  stockholder  may sell all or part of the shares of common stock registered for its account hereunder. To the extent that, pursuant to Rule
13d-3 of the Securities  Exchange Act of 1934, as amended, a selling stockholder may be deemed to be the  beneficial  owner of shares  held by one or more  other beneficial  owners of common  stock,  we have included all of such shares in the information presented in the table.

                                      -13-

                                                                                                                 Percent to
                                 Shares                Percent              Maximum           Shares to be       be
                                 Beneficially          Beneficially         Number of         Beneficially       Beneficially
                                 Owned Prior to        Owned Prior          Shares to be      Owned after        Owned after
Names and Addresses              this Offering         to this              Offered for       this               this
of Selling Stockholders(1)       (2)                   Offering (2)         Resale            Offering (2)       Offering(2)
--------------------------       --------------        ------------         ------------      ------------       -----------

Seneca Ventures                    5,831,118 (3)           16.5%              3,888,889        1,942,229          5.5%

Wheatley Foreign                  12,119,225 (4)           24.2%                311,111        8,230,336         23.3%
Partners, L.P.

Wheatley Partners, L.P.           12,119,225               33.4%              3,577,778        8,230,336         23.3%

Woodland Partners                  2,940,664 (5)            8.3%              1,666,667        1,273,997          3.6%

Woodland Venture                   5,871,607 (6)           16.6%              3,888,889        1,982,718          5.6%
Fund

(1)      The address of each selling stockholder is 68 Wheatley Road, Brookville,
         New York 11545.

(2)      A person is deemed to be the beneficial owner of voting securities that can be  acquired by such  person  within 60 days after  August 24, 2001 upon the exercise of options, warrants or convertible securities.  Each beneficial owner's percentage  ownership is determined by assuming that options,  warrants  or  convertible  securities  that  are held by such person (but not those held by any other  person) and that are currently exercisable (I.E., that are exercisable within 60 days after August 24,
         2001) have been exercised.  Unless otherwise noted, we believe that all persons named in the table have sole voting and  investment  power with respect to all shares beneficially owned by them.

(3)      Based upon  information  contained  in a report on a Schedule 13D filed jointly by Barry Rubenstein, Wheatley Foreign Partners, L.P. ("Wheatley
         Foreign"),  Wheatley  Partners,  L.P.  ("Wheatley"),   Seneca  Ventures
         ("Seneca"), Woodland Venture Fund ("Woodland Fund"), Woodland Partners,
         and certain other entities with the SEC and certain other  information.
         Includes  3,759,260  shares of common stock  issuable  upon exercise of warrants and held by

                                      -14-

         Seneca.  Barry Rubenstein is a general partner of Seneca, and he may be
         deemed  to  share  voting  and   dispositive   power  over  the  shares
         beneficially owned by Seneca.  Seneca purchased  1,296,296 units in the
         2001 Private Placement.

(4)      Based upon  information  contained  in the Wheatley  13D.  Includes (a)
         549,629  shares of common stock issuable upon exercise of warrants held by Wheatley Foreign,  and (b) 6,320,740 shares of common stock issuable upon exercise of warrants held by Wheatley.  Wheatley Foreign disclaims
         beneficial  ownership  of  the  securities  held  by  Wheatley.   Barry
         Rubenstein  is a member  of the  general  partner  of each of  Wheatley
         Foreign  and  Wheatley,  and he may  be  deemed  to  share  voting  and dispositive  power  over the  shares  beneficially  owned  by  Wheatley
         Foreign and  Wheatley.  Wheatley  and  Wheatley  Foreign  purchased  an aggregate of 1,296,297 units in the 2001 Private Placement.

(5)      Based upon information  contained in the Wheatley 13D and certain other information.  Includes  1,888,888  shares of common stock issuable upon exercise of warrants held by Woodland  Partners.  Barry Rubenstein is a general  partner of  Woodland  Partners,  and he may be deemed to share voting and  dispositive  power over the  shares  beneficially  owned by
         Woodland  Partners.  Woodland  Partners  purchased 555,556 units in the
         2001 Private Placement.

(6)      Based upon information  contained in the Wheatley 13D and certain other information.  Includes  3,759,260  shares of common stock issuable upon exercise  of warrants  held by Woodland  Fund.  Barry  Rubenstein  is a general  partner of Woodland Fund, and he may be deemed to share voting and dispositive  power over the shares  beneficially  owned by Woodland
         Fund.  Woodland  Fund  purchased  1,296,296  units in the 2001  Private
         Placement.

            None of the selling  stockholders had any position,  office or other material  relationship  with us during  the past  three  years  other  than as a purchaser  of  securities  in the 2001 Private  Placement  or the other  private placements described below.

            The  following  table names the  ultimate  beneficial  owners of the shares of our common stock of the selling stockholders.

NAME OF THE ENTITY                        ULTIMATE BENEFICIAL OWNERS

Wheatley Partners, L.P.                   Barry Rubenstein
                                          Irwin Lieber
                                          Barry Fingerhut
                                          Jonathan Lieber
                                          Seth Lieber

                                      -15-

Wheatley Foreign Partners, L.P.          Barry Rubenstein
                                         Irwin Lieber
                                         Barry Fingerhut
                                         Jonathan Lieber
                                         Seth Lieber

Woodland Partners                        Barry Rubenstein
                                         Marilyn Rubenstein
Woodland Venture Fund                    Barry Rubenstein
Seneca Ventures                          Barry Rubenstein

                            OTHER PRIVATE PLACEMENTS

            In addition to the 2001 Private  Placement,  we and our  subsidiary,
IQO, made the following private placements in the past three years:

            Between October 1998 and February 1999, we sold 1,750,000 units at a purchase price of $2.00 per unit,  each unit consisting of one share of Series A
Preferred  Stock and a warrant to purchase  0.83 of a share of common stock (the
"Series A  Private  Placement").  Each  share of  Series A  Preferred  Stock was convertible into 1.333 shares of common stock.

            Between  October  1998  and  February  1999,  we sold 10  units at a purchase  price of $100,000 per unit,  each unit  consisting of 10,000 shares of
Series B Preferred Stock and a warrant to purchase an aggregate of 41,667 shares of common  stock at a per share  exercise  price  equal to $1.50 (the  "Series B
Private Placement"). Each share of Series B Preferred Stock was convertible into
6.666 shares of common stock.

            Between June and August 1999,  we sold 45 units at a purchase  price of $100,000 per unit,  each unit  consisting of 100 shares of Series C Preferred
Stock and a warrant to  purchase  33,333  shares of common  stock at a per share exercise price equal to $2.5875 (the "Series C Private  Placement").  Each share of Series C Preferred Stock was convertible into 386.5 shares of common stock.

            In April 2000, IQO sold 70 units at a purchase price of $100,000 per unit,  each unit  consisting of 125,000  shares of IQO Series A Preferred  Stock each share  convertible  into one (1) share of IQO common stock and a warrant to purchase  125,000  shares of common stock at a per share exercise price equal to
$1.00 (the "IQO Private Placement").

            We made a private  placement of units in which the first closing was held in February 2001 and a second closing was held in April 2001  (collectively the "April Private Placement"). Each unit

                                      -16-

consisted of one share of common stock and two redeemable  common stock purchase warrants.  We sold  2,050,000  units at the February  2001 closing at a per-unit purchase price of $0.60 per unit and the initial  exercise price of the warrants was $0.925 per share  subject to  adjustment.  In April  2001,  we had the final closing of the private placement and sold 7,055,556 units at a purchase price of
$0.27 per unit.  The  exercise  price of the  warrants  issued in the April 2001 closing was $0.485 per share.  Under the terms of the April  Private  Placement, the per-unit  purchase  price of the units sold at the February 2001 closing and the  exercise  price of the warrants  issued in the  February  2001 closing were required to be adjusted to the per-unit purchase price and per-warrant  exercise price of the units sold and  warrants  issued in the April  2001  closing if the per-unit  purchase  price and warrant  exercise price at the April 2001 closing, were lower than those of the February 2001 closing.  As a result of these terms, the  purchasers in the February 2001 closing  received an aggregate of 2,505,558 additional  units and the exercise price of their warrants was reduced to $0.485 per share.  We also granted  EarlyBirdCapital,  Inc., the placement agent in the
April Private  Placement,  an option to purchase 1,161,111 units, which includes warrants exercisable at an exercise price of $0.485. EarlyBirdCapital.com,  Inc.
acquired their securities as compensation for services as the  broker-dealer for the April Private Placement.

            All of the  securities  issued or  granted  in the  Series A Private
Placement,  Series B Private  Placement and Series C Private Placement have been converted into or exercised for common stock.

            Certain  selling  stockholders  or individuals  who are the ultimate beneficial  owners of  securities  held by the  selling  stockholders  purchased securities in the above-described  private placements.  The following table sets forth each selling  stockholder or entities or individuals  affiliated  with the selling stockholders who participated in the above-described private placements, identifies the private placement and sets forth the number of units purchased.

Name of Selling Stockholder                                                Number of
or Ultimate Beneficial Owner               Private Placement               Units Purchased
----------------------------               -----------------               ---------------
Wheatley and Wheatley Foreign              Series A Private                     600,000
(in the aggregate)                         Placement

Wheatley and Wheatley Foreign              Series C Private                          12
(in the aggregate)                         Placement

Wheatley and Wheatley Foreign              April Private Placement            2,037,037
(in the aggregate)

Wheatley                                   IQO Private Placement                     12

Seneca                                     Series A Private                      25,000
                                           Placement

Seneca                                     Series B Private                           0.4
                                           Placement

                                      -17-

Seneca                                     Series C Private                           1.5
                                           Placement

Seneca                                     IQO Private Placement                      1.5

Seneca                                     April Private Placement              455,556

Woodland Fund                              Series A Private                      25,000
                                           Placement

Woodland Fund                              Series B Private                           0.4
                                           Placement

Woodland Fund                              Series C Private                           2
                                           Placement

Woodland Fund                              IQO Private Placement                      2.6

Woodland Fund                              April Private Placement              455,556

Woodland Partners                          Series C Private                           1
                                           Placement

Woodland Partners                          IQO Private Placement                      3

Woodland Partners                          April Private Placement              370,371

Barry Rubenstein                           Series A Private                      50,000
                                           Placement

Barry Rubenstein                           Series C Private                           1
                                           Placement

Barry Rubenstein                           April Private Placement              370,370

Barry Fingerhut                            Series C Private                           1
                                           Placement

Barry Fingerhut                            IQO Private Placement                      1

Barry Fingerhut                            April Private Placement              370,370

Irwin Lieber                               Series C Private                           1
                                           Placement

Irwin Lieber                               IQO Private Placement                      2

Irwin Lieber                               April Private Placement              370,370

                                      -18-

                              PLAN OF DISTRIBUTION

            This  offering  is  self-underwritten;  neither  we nor the  selling stockholders  have employed an  underwriter  for the sale of common stock by the selling  stockholders.  We  will  bear  all  expenses  in  connection  with  the preparation of this Prospectus.  The selling stockholders will bear all expenses associated with the sale of their common stock.

            The  selling  stockholders  may offer their  shares of common  stock directly  or  through  pledgees,  donees,  transferees  or other  successors  in interest in one or more of the following transactions:

            o    On any stock  exchange on which the shares of common  stock may be listed at the time of sale
            o    In negotiated transactions
            o    In the over-the-counter market
            o    In a combination of any of the above transactions

            The selling  stockholders  may offer their shares of common stock at any of the following prices:

            o    Fixed prices that may be changed
            o    Market prices prevailing at the time of sale
            o    Prices related to such prevailing market prices
            o    At negotiated prices

            The selling  stockholders  may effect such  transactions  by selling shares to or through broker- dealers,  and all such  broker-dealers  may receive compensation  in the form of discounts,  concessions,  or  commissions  from the selling  stockholders  and/or the  purchasers of shares of common stock for whom such  broker-dealers  may act as agents or to whom they sell as  principals,  or both (which compensation as to a particular  broker-dealer might be in excess of customary commissions).

            Any   broker-dealer   acquiring   common   stock  from  the  selling
stockholders  may sell the shares either directly,  in its normal  market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the American Stock
Exchange or at prices related to such prevailing  market prices or at negotiated prices  to  its  customers  or  a  combination  of  such  methods.  The  selling stockholders and any broker-dealers  that act in connection with the sale of the common stock hereunder might be deemed to be  "underwriters"  within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal  might be deemed to be  underwriting discounts and  commissions  under the Securities Act. Any such  commissions,  as well as other  expenses  incurred by the  selling  stockholders  and  applicable transfer taxes, are payable by the selling stockholders.

            The selling  stockholders  reserve the right to accept, and together with any  agent of the  selling  stockholder,  to reject in whole or in part any proposed purchase of the shares of common stock. The

                                      -19-

selling   stockholders   will  pay  any  sales  commissions  or  other  seller's
compensation applicable to such transactions.

            We have not  registered  or qualified  offers and sales of shares of the common stock under the laws of any country other than the United States.  To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  common  stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of common stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

            The selling shareholders have represented to us that any purchase or sale of shares of common stock by them will comply with Regulation M promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation  M  prohibits  any person  connected  with a  distribution  of securities  (a  "Distribution")  from  directly or  indirectly  bidding  for, or purchasing for any account in which he or she has a beneficial interest,  any of such  securities or any right to purchase such  securities,  for a period of one business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

            During  the  Distribution   Period,  Rule  104  under  Regulation  M
prohibits  the  selling  stockholders  and  any  other  persons  engaged  in the
Distribution  from engaging in any  stabilizing  bid or purchasing of our common stock  except for the purpose of  preventing  or retarding a decline in the open market  price of our common  stock.  No such  person may effect any  stabilizing transaction  to facilitate  any offering at the market.  Inasmuch as the selling shareholders  will be  reoffering  and reselling our common stock at the market,
Rule  104  prohibits  them  from  effecting  any   stabilizing   transaction  in
contravention of Rule 104 with respect to our common stock.

            There can be no assurance  that the selling  stockholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the shares of common stock  offered  hereby have been passed upon for the Company by Olshan
Grundman  Frome  Rosenzweig & Wolosky LLP, 505 Park Avenue,  New York,  New York
10022.

                                     EXPERTS

            The   consolidated   financial   statements   incorporated  in  this
Prospectus  by  reference  to the Annual  Report on Form  10-KSB of  QueryObject
Systems Corporation for the year ended December 31, 2000, as amended,  have been so incorporated in reliance on the report (which contains explanatory paragraphs relating to the Company's ability to continue as a going concern and the

                                      -20-

revision  to  the  December  31,  2000  Consolidated  Financial  Statements,  as
described  in Note 2 and  paragraph 5 of Note 1, to the  Consolidated  Financial
Statements,    respectively)   of   PricewaterhouseCoopers    LLP,   independent
accountants,  given on the  authority  of said firm as experts in  auditing  and accounting.

                                      -21-

================================================================================

No dealer,  salesman or other person has been authorized to give any information or to make any  representations  other than those  contained in this  prospectus and, if given or made, such other  information and  representations  must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or  solicitation  by anyone in any  state in which  such  person is not authorized,  or in which the person  making  such offer or  solicitation  is not qualified  to do so, or to any person to whom it is  unlawful to make such offer or solicitation. The delivery of this prospectus at any time does not imply that the information  herein is correct as of any time subsequent to the date hereof.
We have not  authorized  any  dealer,  salesperson  or other  person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

                                13,333,334 SHARES

                         QUERYOBJECT SYSTEMS CORPORATION

                                  COMMON STOCK

                                   PROSPECTUS

                                 _________, 2001

================================================================================

                                      -22-

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
-------     -------------------------------------------

            The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

            SEC Registration Fee.........................           $ 1,155.56
            Accounting Fees and Expenses.................           $10,000.00
            Legal Fees and Expenses......................           $20,000.00
            Blue Sky Fees and Expenses...................           $10,000.00
            Miscellaneous Expenses.......................           $   344.44
            Total........................................           $41,500.00
                                                                    ==========

Item 15.    Indemnification of Directors and Officers.
-------     -----------------------------------------

            As permitted by the Delaware  General  Corporation Law (the "DGCL"),
Article VI of the  Company's  Certificate  of  Incorporation,  as  amended,  and
Section 5.1 of the Company's Bylaws, as amended, limit the personal liability of a  director  or  officer  to the  Company  for  monetary  damages  for breach of fiduciary  duty of care as a director.  Liability is not  eliminated for (i) any breach of the  director's  duty of loyalty to the  Company or its  stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing  violation  of law,  (iii)  unlawful  payment of dividends or stock purchase  or  redemptions  pursuant  to  Section  174 of the  DGCL,  or (iv) any transaction from which the director derived an improper personal benefit.

            The Company has also entered into  indemnification  agreements  with each of its directors and executive  officers.  The  indemnification  agreements provide that the  directors and executive  officers will be  indemnified  to the fullest  extent  permitted by  applicable  law against all  expenses  (including attorneys' fees),  judgments,  fines and amounts  reasonably paid or incurred by them for  settlement in any  threatened,  pending or completed  action,  suit or proceeding,  including any derivative  action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other  company or  enterprise  in which they are  serving at the  request of the
Company.   No  indemnification   will  be  provided  under  the  indemnification
agreements,  however,  to any director or executive  officer in certain  limited circumstances,  including  on  account  of  knowingly  fraudulent,  deliberately
dishonest  or  willful   misconduct.   To  the  extent  the  provisions  of  the
indemnification  agreements exceed the  indemnification  permitted by applicable law, such  provision may be  unenforceable  or may be limited to the extent they are found by a court of competent  jurisdiction  to be contrary to pubic policy.
The Company has a director and officer liability insurance policy.

DELAWARE LAW

            The Company is subject to Section 203 of the DGCL, which prevents an
"interested  stockholder" (defined in Section 203, generally, as a person owning
15% or more of a corporation's

outstanding  voting  stock) from  engaging in a  "business  combination"  with a publicly-held  Delaware  corporation  for three  years  following  the date such person became an interested  stockholder,  unless: (i) before such person became an interested  stockholder,  the board of directors of the corporation  approved the  transaction  in which  the  interested  stockholder  became  an  interested stockholder or approved the business combination;  (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation  outstanding at the time the transaction  commenced  (subject to certain  exceptions),  or (iii)  following the  transaction in which such person became an interested  stockholder,  the business  combination is approved by the
board  of  directors  of  the   corporation  and  authorized  at  a  meeting  of
stockholders  by the  affirmative  vote of the holders of 66% of the outstanding voting  stock of the  corporation  not owned by the  interested  stockholder.  A
"business  combination"  includes  mergers,  stock  or  asset  sales  and  other transactions resulting in a financial benefit to the interested stockholder.

            The  provisions  of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

Item 16.    Exhibits.
-------     --------

            Exhibit Index

   4.5      Form of Warrant  issued in  connection  with the  private  placement consummated in August 2001.

     5      Opinion  of Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP with respect to the securities registered hereunder.

  23(a)     Consent of PricewaterhouseCoopers LLP.

  23(c)     Consent of Olshan Grundman Frome  Rosenzweig & Wolosky LLP (included within Exhibit 5).

  24(a)     Powers  of  Attorney   (included  on  the  Signature   page  to  the
            Registration Statement).

                                      II-2

Item 17.    Undertakings.
-------     ------------

            The undersigned registrant hereby undertakes:

(1)         To file,  during any period in which offers or sales are being made, a post-effective  amendment to this registration  statement to include any material  information  with  respect  to  the  plan  of  distribution  not previously disclosed in the registration  statement or any material change to such information in the registration statement.

(2)         That,  for the  purpose  of  determining  any  liability  under  the
      Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the  offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from  registration by means of a post-effective  amendment any  of  the  securities  being  registered  which  remain  unsold  at the termination of the offering.

            The undersigned  registrant  hereby undertakes that, for purposes of determining  any  liability  under  the  Securities  Act,  each  filing  of  the registrant's  annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange  Act of 1934,  as amended  (and,  where  applicable,  each filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the
Securities  Exchange  act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar  as  indemnification   for  liabilities  arising  under  the
Securities Act may be permitted to directors,  officers and controlling  persons of the  registrant  pursuant to the  foregoing  provisions,  or  otherwise,  the registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against  each such  liabilities  (other  than the payment by the  registrant  of expenses  incurred or paid by a director,  officer or controlling  person of the registrant  in the  successful  defense of any action,  suit or  proceeding)  is asserted by such director,  officer or controlling person in connection with the securities being  registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate  jurisdiction the question whether such  indemnification by it is against  public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

            In  accordance  with the  requirements  of the  Securities  Act, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements  of filing  on Form S-3 and  authorizes  this  Registration
Statement to be signed on its behalf by the  undersigned,  the City of New York,
State of New York, on the 24th day of August, 2001.

                                     QUERYOBJECT SYSTEMS CORPORATION
                                     -------------------------------
                                           (Registrant)

                                     By: /s/ Robert Thompson
                                        ----------------------------------------
                                            Robert Thompson
                                            President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes  and appoints  each of Robert  Thompson and Daniel M.
Pess his  true and  lawful  attorneys-in-fact  and  agent,  with  full  power of substitution and resubstitution, for and in his or her name, place and stead, in any and all  capacities,  to sign  any or all  amendments  to this  Registration
Statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto said attorney-in-fact and agent, full power and authority to do and perform each and  every act and thing  requisite  necessary  to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person,  hereby  ratifying and  confirming  all that said  attorney-in-fact  and agent, or his or her  substitute,  may lawfully do or cause to be done by virtue hereof.

            Pursuant  to  the   requirements   of  the   Securities   Act,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

       Signature                         Title                               Date
       ---------                         -----                               ----

/s/ Robert Thompson          President and Chief Executive Officer       August 24, 2001
---------------------------  (Principal Executive Officer)
Robert Thompson

/s/ Joseph M. Valley, Jr.    Director and President and Chief            August 24, 2001
---------------------------  Operating Officer
Joseph M. Valley, Jr.

                                      II-4

/s/ Daniel M. Pess           Director and Executive Vice President       August 24, 2001
---------------------------  and Chief Financial Officer (Principal
Daniel M. Pess               Financial Officer and Principal
                             Accounting Officer)

/s/ Andre Szykier            Director                                    August 24, 2001
---------------------------
Andre Szykier

/s/ Rino Bergonzi            Director                                    August 24, 2001
---------------------------
Rino Bergonzi

/s/ Alan W. Kaufman          Director                                    August 24, 2001
---------------------------
Alan W. Kaufman

/s/ Amy L, Newmark           Director                                    August 24, 2001
---------------------------
Amy L. Newmark

                                      II-5

Exhibits.
--------

                    Exhibit Index
                    -------------

       4.5          Form of  Warrant  issued  in  connection  with  the  private placement consummated in August 2001.

       5            Opinion of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP
                    with respect to the securities registered hereunder.

       23(a)        Consent of PricewaterhouseCoopers LLP.

       23(c)        Consent of Olshan  Grundman  Frome  Rosenzweig & Wolosky LLP
                    (included within Exhibit 5).

       24(a)        Powers of Attorney  (included on the  Signature  page to the
                    Registration Statement).

                                      II-6